Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

DigitalOptics Corporation, a Delaware corporation
DigitalOptics Corporation Asia Limited, a company organized under the laws of Hong Kong
DigitalOptics Corporation East, a Delaware corporation
DigitalOptics Corporation Europe Limited, an Irish limited corporation
DigitalOptics Corporation Europe SRL, a Romanian limited liability corporation
DigitalOptics Corporation Holdings, a Delaware corporation
DigitalOptics Corporation International, a Delaware corporation
DigitalOptics Corporation Israel Limited, a company organized under the laws of Israel
DigitalOptics Corporation Japan GK, a Goda Kaisha (GK) organized under the laws of Japan
DigitalOptics Corporation Korea Limited, a company organized under the laws of Republic of Korea
DigitalOptics Corporation MEMS, a Delaware corporation
DigitalOptics Corporation Taiwan Co., Ltd., a company organized under the laws of Taiwan
DigitalOptics Corporation Technology Zhuhai Co., Ltd., a company organized under the laws of the People’s Republic of China
Eyesquad GmbH, a company organized under the laws of Germany
Eyesquad Limited, a company organized under the laws of Israel
FotoNation Vision Limited, an Irish limited corporation
Invensas Corporation, a Delaware corporation
Tessera, Inc., a Delaware corporation
Tessera Advanced Technologies, Inc., a Delaware corporation
Tessera Electronic Miniaturization Technical Services (Shanghai) Limited, a company organized under the laws of the People’s Republic of China
Tessera Global Services, Inc., a Delaware corporation
Tessera Intellectual Property Corp., a Delaware corporation